Exhibit 10.79

THE PROGRESSIVE CORPORATION
DIRECTORS' COMPENSATION

Proposal to approve directors' compensation as indicated in the right hand column below.

These amounts are consistent with the amounts recommended by management, and discussed by the Compensation Committee and the Board of Directors, at the meetings held in January 2014.

Amounts in middle column are the levels of compensation in effect for the preceding compensation period.

	Annual Compensation May 2013-May2014	Annual Compensation May 2014-May 2015
Audit Committee Chair	$250,000	$250,000
Audit Committee Member	$230,000	$230,000
Compensation Committee Chair	$240,000	$240,000
Compensation Committee Member	$225,000	$225,000
Investment Committee Chair	$230,000	$230,000
Investment Committee Member	$225,000	$225,000
Nominating and Governance Chair	$20,000 additional	$20,000 additional
Nominating and Governance Member	$15,000 additional	$15,000 additional
Lead Independent Director	$25,000 additional	$25,000 additional

Note: Members of the Executive Committee do not receive additional compensation.